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                                  EXHIBIT 21.1

                          Subsidiaries of the Company


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        NAME                                       JURISDICTION OF INCORPORATION
        ----                                       -----------------------------

H-R Window Supply, Inc.                             Texas
Vinyl Building Specialties of Connecticut, Inc.     Connecticut
Bishop Manufacturing Co. of New York, Inc.          Connecticut
Bishop Manufacturing Company, Incorporated          Connecticut
Bishop Manufacturing Company of New England, Inc.   Connecticut

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